SCHEDULE A TO THE

TRANSFER AGENCY AGREEMENT

LIST OF PORTFOLIOS

(as amended March 8, 2011)

Wasatch Core Growth Fund®

Wasatch Emerging Markets Small Cap Fund™

Wasatch Global Opportunities Fund™

Wasatch Global Science & Technology Fund®

Wasatch Heritage Growth Fund®

Wasatch International Growth Fund®

Wasatch International Opportunities Fund™

Wasatch Micro Cap Fund®

Wasatch Micro Cap Value Fund®

Wasatch Small Cap Growth Fund®

Wasatch Small Cap Value Fund®

Wasatch Strategic Income Fund™

Wasatch Ultra Growth Fund®

Wasatch-Hoisington U.S. Treasury Fund

Wasatch-1st Source Income Fund

Wasatch Large Cap Value Fund

Wasatch Long/Short Fund

Wasatch Emerging India Fund

Approved as of March 31, 2010

Amended as of July 16, 2010 to remove Wasatch Heritage Value Fund

Amended as of January 31, 2011 to reference the name change of the Wasatch Large Cap Value Fund (formerly Wasatch-1st Source Income Equity Fund) and Wasatch Long/Short Fund (formerly Wasatch-1st Source Long/Short Fund)

Amended on March 8, 2011 to add the Wasatch Emerging India Fund

WASATCH FUNDS TRUST

By:	/s/ Russell L. Biles
Name: Russell L. Biles Title: Vice President

Accepted:

UMB FUNDS SERVICES, INC.

By:	/s/ John P. Zader
Name: John P. Zader Title: Chief Executive Officer